                                                                     Exhibit 5.1

                       WINTHROP, STIMSON, PUTNAM & ROBERTS
                             One Battery Park Plaza
                               New York, New York
                               Tel: (212) 858-1000
                               Fax: (212) 858-1500


                                  June 15, 1999


Mail.com, Inc.
11 Broadway, 6th Floor
New York, New York  10004


         Re:  Registration Statement on Form S-1
         ---------------------------------------


Ladies and Gentlemen:


     We are acting as counsel for Mail.com, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 7,877,500 shares of Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), of the Company (including 1,027,500 shares subject to the underwriters' over-allotment option) to be offered and sold by the Company. In this regard we have participated in the preparation of a Registration Statement on Form S-1 relating to such 7,877,500 shares of Class A Common Stock. (Such Registration Statement, as amended, and including any registration statement related thereto and filed pursuant to Rule 462(b) under the Securities Act (a "Rule 462(b) registration statement") is herein referred to as the "Registration Statement.")

     We are of the opinion that the shares of Class A Common Stock to be offered and sold by the Company have been duly authorized and, when issued and sold by the Company in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein.


                                      Very truly yours,

                                      /s/ Winthrop, Stimson, Putnam & Roberts